1 Exhibit 5.2 August 15, 2022 Gambling.com Group Limited 22 Grenville Street St. Helier Channel Island of Jersey JE4 8PX Re: Gambling.com Group Limited – Registration Statement on Form F-3 Ladies and Gentlemen: We have acted as New York counsel to Gambling.com Group Limited, a company incorporated under the laws of the Channel Island of Jersey (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (as amended, the “Registration Statement”) and the related base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration for issue and sale by the Company from time to time, under the Securities Act of 1933, as amended (the “Securities Act”), of up to $200,000,000 aggregate amount of one or more of the following securities of the Company: (i) the Company’s ordinary shares, no par value (“Ordinary Shares”), (ii) preferred shares of the Company (“Preferred Shares”), (iii) one or more series of the Company’s debt securities (collectively “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (an “Indenture”), (iv) subscription rights evidencing the right to purchase Ordinary Shares, Preferred Shares or Debt Securities or any combination thereof (“Rights”), (v) warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities, or any combination thereof (“Warrants”) and (vi) units that include any of the Ordinary Shares, Preferred Shares, Debt Securities, Rights, Warrants, in any combination (the “Units”), in each case as contemplated by the Registration Statement. The Rights may be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) between the Company and a third party to be identified therein as rights agent. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Subscription Rights Agreement, the Warrant Agreement and the Unit Agreement are herein collectively referred to herein as the “Agreements.” The Ordinary Shares, Preferred Shares, Debt Securities, Rights, Warrants and Units, plus any additional Ordinary Shares, Preferred Shares, Debt Securities, Rights, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission

2 pursuant to Rule 462(b) under the Act in connection with an offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities. In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter. We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed. In addition, in rendering the opinions expressed below, we have assumed that: (i) each party to each Agreement is or will be duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Agreement to which it is a party, (ii) that each of the Debt Securities, Rights, Warrants and Units and applicable Agreements governing such Securities will be governed by the internal laws of the State of New York, (iii) that each Agreement will be duly authorized, executed and delivered, by all of the parties thereto, and each party to each of the Agreements will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Agreement enforceable against it, (iv) that each Agreement will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinion in this opinion letter, (v) that the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (vi) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will be obtained or made and are in full force and effect and (vii) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Agreement. Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed

3 necessary as a basis for the opinion expressed below, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and when the applicable Agreements have been duly authorized and executed by all necessary corporate action of the Company (and, in the case of an Indenture, authenticated by the trustee in accordance with the provisions of the applicable Indenture), and when the applicable Security is duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable Agreement, and in the manner contemplated by the Registration Statement and Prospectus and pursuant to any corporate action necessary to authorize and approve the issuance and terms, in each case, of any Debt Securities, Rights, Warrants and Units, such Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law). The opinion expressed above is limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction. Various issues concerning the laws of the Channel Island of Jersey are addressed in the opinion of Carey Olsen Jersey LLP filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Very truly yours, /s/ White & Case LLP JYC: AAC: JH